UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: November 16, 2022

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2022, Michael Sullivan, the Chief Financial Officer of Oragenics (the “Company”) notified the Company that he would be resigning from the Company, effective December 14, 2022, to pursue other opportunities. Mr. Sullivan has agreed to stay through such date in order to facilitate a smooth and orderly transition of his duties and responsibilities.

The Company expects to promptly begin a search for Mr. Sullivan’s successor.

Mr. Sullivan’s resignation was not due to any disagreement with the Company or its Board of Directors on any matter related to its operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 16th day of November, 2022.

ORAGENICS, INC. (Registrant)

BY:	/s/ Kimberly Murphy
Kimberly Murphy President and Chief Executive Officer